Pricing Agreement


Goldman, Sachs & Co.
First Chicago Capital Markets, Inc.
Morgan Stanley & Co. Incorporated

c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

                                                                December 2, 1997

Ladies and Gentlemen:

         SUSA Partnership, L.P., a Tennessee limited partnership (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 29, 1997 (the "Underwriting Agreement"), between the Company on the one hand and Goldman, Sachs & Co. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of the Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto (the 7.00% Notes due December 1, 2007 and the 7.50% Debentures due December 1, 2027, are being purchased separately and not as a unit).

         If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the representatives as to the authority of the signers thereof.

                                       Very truly yours,



                                       SUSA Partnership, L.P.

                                       By: Storage USA, Inc.,
                                           General Partner


                                       By: /s/ Christopher P. Marr
                                          -----------------------------
                                           Name:  Christopher P. Marr
                                           Title: Senior Vice President, Finance
                                                  and Accounting

Accepted as of the date hereof:

Goldman, Sachs & Co.
First Chicago Capital Markets, Inc.
Morgan Stanley & Co., Incorporated

By: /s/ Goldman, Sachs & Co.
         (Goldman, Sachs & Co.)

On behalf of each of the Underwriters



                                   Schedule 1

                                                   Principal             Principal
                                                   Amount of             Amount of
                                                     Notes               Debentures
                                                     to be                 to be
                                                   Purchased             Purchased
         Underwriter

Goldman, Sachs & Co.                            $  60,000,000          $ 60,000,000
First Chicago Capital Markets, Inc.                20,000,000            20,000,000
Morgan Stanley & Co. Incorporated                  20,000,000            20,000,000

Total                                           $ 100,000,000          $100,000,000
                                                  ===========           ===========

                                  Schedule II

The 7.00% Notes due December 1, 2007 and the 7.50% Debentures due December 1, 2027 are being purchased separately and not as a unit.

7.00% Notes due December 1, 2007


Title of Designated Securities:         7.00% Notes due December 1, 2007

Aggregate principal amount:             $100,000,000

Price to Public:                        99.856%, plus accrued interest, if any,
                                        from December 1, 1997

Purchase Price by Underwriters:         99.206% of the principal amount of the
                                        Notes, plus accrued interest from December 1, 1997

Form of Designated Securities:          Book-entry only form represented by one
                                        or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the
                                        Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC

Specified funds for payment of
        purchase price:                 Federal (same-day) Funds by wire transfer

Time of Delivery:                       December 1, 1997

Indenture:                              Indenture dated as of November 1, 1996,
                                        between the Company and the First National Bank of Chicago, as Trustee

Maturity:                               December 1, 2007

Interest Rate:                          7.00%

Interest Payment Dates:                 December 1 and June 1 of each year
                                        commencing June 1, 1998

Redemption Provisions:                  The Designated Securities may be
                                        redeemed, otherwise than through the sinking fund, in whole or in part at the option of the Company, 100% of their principal amount, together in each case with accrued interest to the redemption date plus the Make-Whole Amount (as defined in the Designated Securities)

Defeasance provisions:                  No defeasance provisions

Closing location for delivery of
        Designated Securities:          Sullivan & Cromwell
                                        125 Broad Street
                                        New York, New York 10004

Names and addresses of
        Representatives:                c/o Goldman, Sachs & Co.
                                        85 Broad Street
                                        New York, New York 10004

7.50% Debentures due December 1, 2027



Title of Designated Securities:         7.50% Debentures due December 1, 2027

Aggregate principal amount:             $100,000,000

Price to Public:                        99.114%, plus accrued interest, if any, from December 1, 1997

Purchase Price by Underwriters:         98.239% of the principal amount of the
                                        Debentures, plus accrued interest from December 1, 1997

Form of Designation Securities:         Book-entry only form represented by one
                                        or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the
                                        Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC

Specified funds for payment of
        purchase price:                 Federal (same-day) Funds by wire transfer

Time of Delivery:                       December 1, 1997

Indenture:                              Indenture dated as of November 1, 1996,
                                        between the Company and the First National Bank of Chicago, as Trustee

Maturity:                               December 1, 2027

Interest Rate:                          7.50%

Interest Payment Dates:                 June 1 and December 1 of each year commencing June 1, 1998

Redemption Provisions:                  The Designated Securities may be
                                        redeemed, otherwise than through the sinking fund, in whole or in part at the option of the Company, 100% of their principal amount, together in each case with accrued interest in the redemption date plus the Make-Whole Amount (as defined in the Designated Securities)

Defeasance provisions:                  No defeasance provisions

Closing location for delivery of
        Designated Securities:          Sullivan & Cromwell
                                        125 Broad Street
                                        New York, New York 10004

Names and addresses of
        Representatives:                c/o Goldman, Sachs & Co.
                                        85 Broad Street
                                        New York, New York 10004
